Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(95,115)
Unrealized Gain (Loss) on Market Value of Futures	296,985
Dividend Income	69
Interest Income	3,457
Total Income (Loss)	$205,396

Expenses
General Partner Management Fees	$1,907
Professional Fees	5,653
Non-interested Directors' Fees and Expenses	39
Prepaid Insurance Expense	42
NYMEX License Fee	38
Total Expenses	7,679
Expense Waiver	(5,390)
Net Expenses	$2,289
Net Income (Loss)	$203,107

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/20	$2,848,074
Net Income (Loss)	203,107

Net Asset Value End of Month	$3,051,181
Net Asset Value Per Share (400,000 Shares)	$7.63

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596